Exhibit 99.1

Vantiv Reports Second Quarter 2016 Results

Strong Second Quarter Results Leads Vantiv to Raise its Full Year Guidance

Vantiv Renews Fifth Third Bank Relationship and Terminates Certain TRAs

CINCINNATI, July 28, 2016 - Vantiv, Inc. (NYSE: VNTV) (“Vantiv” or the “company”) today announced financial results for the second quarter ended June 30, 2016. Total revenue increased 13% to $891 million in the second quarter as compared to $786 million in the prior year period. Net revenue increased 13% to $480 million as compared to $424 million in the prior year period, reflecting strong growth in both business segments. On a GAAP basis, net income per diluted share attributable to Vantiv, Inc. increased 58% to $0.38 as compared to $0.24 in the prior year period. Pro forma adjusted net income per share increased 25% to $0.70 as compared to $0.56 in the prior year period. (See Schedule 2 for pro forma adjusted net income per share.)

“Our performance in the first half of the year as well as the opportunities that we see before us give us confidence,” said Charles Drucker, president and chief executive officer at Vantiv. “Complexity and change play to our strengths, and we continue to serve our clients well.”

Merchant Services
Merchant Services net revenue increased 15% to $388 million in the second quarter as compared to $337 million in the prior year period, primarily due to a 9% increase in transactions and a 6% increase in net revenue per transaction as our high growth channels continued to grow at above market rates. Sales and marketing expenses increased 19% to $139 million in the second quarter as compared to $117 million in the prior year period, primarily due to new sales growth in partner channels.

Financial Institution Services
Financial Institution Services net revenue increased 7% to $93 million in the second quarter as compared to $87 million in the prior year period, primarily due to an 8% increase in net revenue per transaction. Net revenue per transaction growth benefited from the contribution of value added services, including the impact of EMV card reissuance and fraud related services. Sales and marketing expenses decreased 5% to $5.7 million in the second quarter as compared to $6.1 million in the prior year period.

Fifth Third Renewal and Tax Receivable Agreement Termination
Fifth Third Bank and Vantiv agreed to renew their commercial relationship and extend it through the end of 2024. This relationship includes services provided to Fifth Third Bank within Vantiv’s Financial Institution Services segment, as well as ongoing merchant referrals to Vantiv from Fifth Third Bank.

Fifth Third Bank and Vantiv also agreed to terminate and settle portions of Vantiv’s obligations under their tax receivable agreements (“TRAs”). This agreement includes an initial payment of approximately $116 million to Fifth Third Bank in order to terminate and settle approximately $331 million of obligations. Under the terms of the agreement, Vantiv has the option to terminate and settle additional obligations under the TRAs in 2017 and 2018. If all options are exercised, the combination of the renewal and the TRA terminations will generate the potential for approximately $0.06 in on-going annual pro forma adjusted net income per share beginning in 2017, as well as the potential for an additional $0.06 in on-going annual pro forma adjusted net income per share beginning in 2018.

Full-Year and Third Quarter Financial Outlook
Based on our strong performance in the second quarter and increased confidence in our outlook for the remainder of the year, we are increasing our full-year 2016 expectations. Net revenue for the full-year 2016 is expected to be $1,850 to $1,875 million, representing an increase of 10% to 11% above the prior year. On a GAAP basis, net income per diluted share attributable to Vantiv, Inc. is expected to be $1.39 to $1.44 for the full-year 2016. Pro forma adjusted net income per share is expected to be $2.61 to $2.66 for the full-year 2016.

For the third quarter of 2016, net revenue is expected to be $470 to $475 million, representing an increase of 9% to 10% above the prior year period. On a GAAP basis, net income per diluted share attributable to Vantiv, Inc. is expected to be $0.37 to $0.39 for the third quarter of 2016. Pro forma adjusted net income per share is expected to be $0.67 to $0.69 for the third quarter of 2016.

Earnings Conference Call and Audio Webcast
The company will host a conference call to discuss the second quarter financial results today at 7:30 a.m. ET. The conference call can be accessed live over the phone by dialing (888) 389-5997, or for international callers (719) 457-2637, and referencing conference code 6515439. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (888) 203-1112, or for international callers (719) 457-0820, and entering replay passcode 6515439. The replay will be available through August 11, 2016. The call will also be webcast live from the company's investor relations website at http://investors.vantiv.com. Following completion of the call, a recorded replay of the webcast will be available on the website.

ABOUT VANTIV
Vantiv, Inc. (NYSE: VNTV) is a leading payment processor differentiated by an integrated technology platform. Vantiv offers a comprehensive suite of traditional and innovative payment processing and technology solutions to merchants and financial institutions of all sizes, enabling them to address their payment processing needs through a single provider. We build strong relationships with our customers, helping them become more efficient, more secure and more successful. Vantiv is the second largest merchant acquirer and the largest PIN debit acquirer based on number of transactions in the U.S. The company's growth strategy includes expanding further into high-growth channels and verticals, including integrated payments, eCommerce, and merchant bank. Visit us at the new www.vantiv.com, or follow us on Twitter, Facebook, LinkedIn, Google+ and YouTube.

© 2016 Vantiv, LLC. All Rights Reserved. All trademarks, service marks and trade names referenced herein are the property of their respective owners. Vantiv and other Vantiv products and services mentioned herein as well as their respective logos are registered trademarks or trademarks of Vantiv, LLC in the U.S. and other countries.

Non-GAAP and Pro Forma Financial Measures
This earnings release presents non-GAAP and pro forma financial information including net revenue, adjusted EBITDA, pro forma adjusted net income, and pro forma adjusted net income per share. These are important financial performance measures for the company, but are not financial measures as defined by GAAP. The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses these non-GAAP and pro forma financial performance measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements including any statements regarding guidance and statements of a general economic or industry specific nature. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual future performance or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risks are discussed in the company's filings with the U.S. Securities and Exchange Commission (the “SEC”) and include, but are not limited to: (i) our ability to adapt to developments and change in our industry; (ii) competition; (iii) unauthorized disclosure of data or security breaches; (iv) systems failures or interruptions; (v) our ability to expand our market share or enter new markets; (vi) our ability to identify and complete acquisitions, joint ventures and partnerships; (vii) failure to comply with applicable requirements of Visa, MasterCard or other payment networks or changes in those requirements; (viii) our ability to pass along fee increases; (ix) termination of sponsorship or clearing services; (x) loss of clients or referral partners; (xi) reductions in overall consumer, business and government spending; (xii) fraud by merchants or others; (xiii) a decline in the use of credit, debit or prepaid cards; (xiv) consolidation in the banking and retail industries; (xv) the effects of governmental regulation or changes in laws; and (xvi) outcomes of future litigation or investigations.

Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. More information on potential factors that could affect the company’s financial results and performance is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s periodic reports filed with the SEC, including the company’s most recently filed Annual Report on Form 10-K and its subsequent filings with the SEC.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

CONTACTS

Investors
Nathan Rozof, CFA
Investor Relations
(866) 254-4811
(513) 900-4811
IR@vantiv.com

Media
Andrew Ciafardini
Corporate Communications
(513) 900-5308
Andrew.Ciafardini@vantiv.com

Schedule 1
Vantiv, Inc.
Consolidated Statements of Income
(Unaudited)
(in thousands, except share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Total revenue	$891,217	$785,995	13%	$1,709,840	$1,491,606	15%
Network fees and other costs	410,736	362,349	13%	798,149	693,495	15%
Net revenue(1)	480,481	423,646	13%	911,691	798,111	14%
Sales and marketing	144,844	122,925	18%	280,482	238,980	17%
Other operating costs	73,599	76,551	(4)%	147,302	145,290	1%
General and administrative	49,120	47,060	4%	93,104	94,903	(2)%
Depreciation and amortization	65,234	67,659	(4)%	133,464	135,461	(1)%
Income from operations	147,684	109,451	35%	257,339	183,477	40%
Interest expense—net	(26,118)	(25,714)	2%	(53,847)	(51,725)	4%
Non-operating expenses(2)	(4,664)	(6,725)	(31)%	(10,316)	(15,491)	(33)%
Income before applicable income taxes	116,902	77,012	52%	193,176	116,261	66%
Income tax expense	38,441	24,319	58%	62,267	36,572	70%
Net income	78,461	52,693	49%	130,909	79,689	64%
Less: Net income attributable to non-controlling interests	(19,134)	(16,157)	18%	(31,844)	(24,164)	32%
Net income attributable to Vantiv, Inc.	$59,327	$36,536	62%	$99,065	$55,525	78%

Net income per share attributable to Vantiv, Inc. Class A common stock:
Basic	$0.38	$0.25	52%	$0.64	$0.38	68%
Diluted(3)	$0.38	$0.24	58%	$0.63	$0.37	70%
Shares used in computing net income per share of Class A common stock:
Basic	155,670,267	145,566,899		155,533,813	145,051,664
Diluted	197,258,209	201,831,467		197,018,018	201,276,166

Non Financial Data:
Transactions (in millions)	6,183	5,768	7%	12,003	11,131	8%

(1) Net revenue is revenue, less network fees and other costs which primarily consist of pass through expenses incurred by us in connection with providing processing services to our clients, including Visa and MasterCard network association fees, payment network fees, third party processing expenses, telecommunication charges, postage and card production costs.
(2) Non-operating expenses for the three and six months ended June 30, 2016 and 2015 primarily relate to the change in fair value of a tax receivable agreement (“TRA”) entered into as part of the acquisition of Mercury.
(3) Due to our structure as a C corporation and Vantiv Holding’s structure as a pass-through entity for tax purposes, the numerator in the diluted net income per share calculation is adjusted to reflect our income tax expense at an expected effective tax rate assuming the conversion of the Class B units of Vantiv Holding into shares of our Class A common stock. The expected effective tax rate for 2016 and 2015 was 36.0%. The components of the diluted net income per share calculation are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Income before applicable income taxes	$116,902	$77,012	$193,176	$116,261
Taxes	42,085	27,724	69,543	41,854
Net income	$74,817	$49,288	$123,633	$74,407
Diluted shares	197,258,209	201,831,467	197,018,018	201,276,166
Diluted EPS	$0.38	$0.24	$0.63	$0.37

Schedule 2
Vantiv, Inc.
Pro Forma Adjusted Net Income
(Unaudited)
(in thousands, except share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
	(in thousands)			(in thousands)
Income before applicable income taxes	$116,902	$77,012	52%	$193,176	$116,261	66%
Non-GAAP Adjustments:
Transition, acquisition and integration costs(1)	12,408	23,345	(47)%	19,571	38,019	(49)%
Share-based compensation	7,940	5,097	56%	16,292	16,720	(3)%
Intangible amortization(2)	47,242	47,524	(1)%	94,907	94,749	—%
Non-operating expenses(3)	4,664	6,725	(31)%	10,316	15,491	(33)%
Non-GAAP Adjusted Income Before Applicable Taxes	189,156	159,703	18%	334,262	281,240	19%
Less: Pro Forma Adjustments
Income tax expense(4)	68,096	57,493	18%	120,334	101,246	19%
Tax adjustments(5)	(18,070)	(11,644)	55%	(36,140)	(23,336)	55%
Other(6)	692	1,083	(36)%	1,227	1,151	7%
Pro Forma Adjusted Net Income	$138,438	$112,771	23%	$248,841	$202,179	23%

Pro Forma Adjusted Net Income Per Share	$0.70	$0.56	25%	$1.26	$1.00	26%
Adjusted Shares Outstanding	197,258,209	201,831,467		197,018,018	201,276,166

Non-GAAP and Pro Forma Financial Measures
This schedule presents non-GAAP and pro forma financial measures, which are important financial performance measures for the Company, but are not financial measures as defined by GAAP.  Such financial measures should not be considered as alternatives to GAAP, and such measures may not be comparable to those reported by other companies.

Pro forma adjusted net income is derived from GAAP income before applicable income taxes and adjusted for the following items described below:
(1) Represents acquisition and integration costs incurred in connection with our acquisitions, charges related to employee termination benefits and other transition activities.
(2) Represents amortization of intangible assets acquired through business combinations and customer portfolio and related asset acquisitions.
(3) Non-operating expenses for the three and six months ended June 30, 2016 and 2015 primarily relate to the change in the fair value of a TRA entered into as part of the acquisition of Mercury.
(4) Represents adjusted income tax expense to reflect an effective tax rate of 36.0% for 2016 and 2015, assuming the conversion of the Class B units of Vantiv Holding into shares of Class A common stock, including the tax effect of adjustments described below. The effective tax rate is expected to remain at 36.0% for the remainder of 2016.
(5) Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from or acquired with our acquisitions, and to the tax basis step up associated with our separation from Fifth Third Bank and the purchase or exchange of Class B units of Vantiv Holding, net of payment obligations under tax receivable agreements.
(6) Represents the non-controlling interest, net of pro forma income tax expense discussed in (4) above, associated with a consolidated joint venture.

Schedule 3
Vantiv, Inc.
Segment Information
(Unaudited)
(in thousands)

Merchant Services

	Three Months Ended June 30,
	2016	2015	$ Change	% Change
Total revenue	$762,593	$661,258	$101,335	15%
Network fees and other costs	374,820	324,166	50,654	16%
Net revenue	387,773	337,092	50,681	15%
Sales and marketing	139,108	116,860	22,248	19%
Segment profit	$248,665	$220,232	$28,433	13%

Non-financial data:
Transactions (in millions)	5,156	4,737		9%
Net revenue per transaction	$0.0752	$0.0712		6%

	Six Months Ended June 30,
	2016	2015	$ Change	% Change
Total revenue	$1,457,173	$1,247,970	$209,203	17%
Network fees and other costs	728,154	620,196	107,958	17%
Net revenue	729,019	627,774	101,245	16%
Sales and marketing	268,444	227,035	41,409	18%
Segment profit	$460,575	$400,739	$59,836	15%

Non-financial data:
Transactions (in millions)	10,003	9,144		9%
Net revenue per transaction	$0.0729	$0.0687		6%

Financial Institution Services

	Three Months Ended June 30,
	2016	2015	$ Change	% Change
Total revenue	$128,624	$124,737	$3,887	3%
Network fees and other costs	35,916	38,183	(2,267)	(6)%
Net revenue	92,708	86,554	6,154	7%
Sales and marketing	5,736	6,065	(329)	(5)%
Segment profit	$86,972	$80,489	$6,483	8%

Non-financial data:
Transactions (in millions)	1,027	1,031		—%
Net revenue per transaction	$0.0903	$0.0840		8%

	Six Months Ended June 30,
	2016	2015	$ Change	% Change
Total revenue	$252,667	$243,636	$9,031	4%
Network fees and other costs	69,995	73,299	(3,304)	(5)%
Net revenue	182,672	170,337	12,335	7%
Sales and marketing	12,038	11,945	93	1%
Segment profit	$170,634	$158,392	$12,242	8%

Non-financial data:
Transactions (in millions)	2,000	1,987		1%
Net revenue per transaction	$0.0913	$0.0857		7%

Schedule 4
Vantiv, Inc.
Condensed Consolidated Statements of Financial Position
(Unaudited)
(in thousands)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$202,724	$197,096
Accounts receivable—net	721,703	680,033
Related party receivable	4,208	3,999
Settlement assets	132,304	143,563
Prepaid expenses	32,646	31,147
Other	69,556	61,661
Total current assets	1,163,141	1,117,499

Customer incentives	64,043	57,984
Property, equipment and software—net	338,755	308,009
Intangible assets—net	764,181	863,066
Goodwill	3,366,528	3,366,528
Deferred taxes	715,078	731,622
Other assets	31,602	20,718
Total assets	$6,443,328	$6,465,426

Liabilities and equity
Current liabilities:
Accounts payable and accrued expenses	$379,118	$364,878
Related party payable	3,394	4,698
Settlement obligations	635,161	677,502
Current portion of note payable	109,501	116,501
Current portion of tax receivable agreement obligations to related parties	35,659	31,232
Current portion of tax receivable agreement obligations	59,503	64,227
Deferred income	14,395	14,470
Current maturities of capital lease obligations	8,601	7,931
Other	20,104	13,940
Total current liabilities	1,265,436	1,295,379
Long-term liabilities:
Note payable	2,888,625	2,943,638
Tax receivable agreement obligations to related parties	766,170	801,829
Tax receivable agreement obligations	78,551	126,980
Capital lease obligations	17,536	21,801
Deferred taxes	26,659	15,836
Other	34,721	34,897
Total long-term liabilities	3,812,262	3,944,981
Total liabilities	5,077,698	5,240,360

Commitments and contingencies
Equity:
Total equity(1)	1,365,630	1,225,066
Total liabilities and equity	$6,443,328	$6,465,426

(1) Includes equity attributable to non-controlling interests.

Schedule 5
Vantiv, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Six Months Ended June 30,
	2016	2015
Operating Activities:
Net income	$130,909	$79,689
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	133,464	135,461
Amortization of customer incentives	12,581	8,183
Amortization and write-off of debt issuance costs	3,237	5,196
Share-based compensation expense	16,292	16,720
Deferred taxes	32,400	22,705
Excess tax benefit from share-based compensation	(8,067)	(13,753)
Tax receivable agreements non-cash items	10,252	13,733
Other	382	—
Change in operating assets and liabilities:
Accounts receivable and related party receivable	(41,879)	30,348
Net settlement assets and obligations	(31,082)	41,380
Customer incentives	(23,343)	(13,342)
Prepaid and other assets	(1,695)	(2,163)
Accounts payable and accrued expenses	17,867	24,043
Payable to related party	(1,304)	595
Other liabilities	(1,528)	3,582
Net cash provided by operating activities	248,486	352,377
Investing Activities:
Purchases of property and equipment	(62,883)	(42,013)
Acquisition of customer portfolios and related assets and other	(883)	(37,154)
Purchase of derivative instruments	(21,523)	—
Net cash used in investing activities	(85,289)	(79,167)
Financing Activities:
Borrowings on revolving credit facility	855,000	—
Repayment of revolving credit facility	(855,000)	—
Repayment of debt and capital lease obligations	(69,521)	(262,946)
Proceeds from issuance of Class A common stock under employee stock plans	8,538	9,628
Repurchase of Class A common stock (to satisfy tax withholding obligations)	(5,784)	(15,867)
Settlement of certain tax receivable agreements	(41,163)	—
Payments under tax receivable agreements	(53,474)	(22,805)
Excess tax benefit from share-based compensation	8,067	13,753
Distributions to non-controlling interests	(4,220)	(3,132)
Other	(12)	—
Decrease in cash overdraft	—	(2,627)
Net cash used in financing activities	(157,569)	(283,996)
Net increase (decrease) in cash and cash equivalents	5,628	(10,786)
Cash and cash equivalents—Beginning of period	197,096	411,568
Cash and cash equivalents—End of period	$202,724	$400,782
Cash Payments:
Interest	$50,814	$48,502
Taxes	13,443	5,054

Schedule 6
Vantiv, Inc.
Non-GAAP Adjusted Income Before Applicable Income Taxes
(Unaudited)
(in thousands, except share data)

See schedule 7 and 8 for a reconciliation of GAAP income before applicable income taxes to non-GAAP adjusted income before applicable income taxes.

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Total revenue	$891,217	$785,995	13%	$1,709,840	$1,491,606	15%
Network fees and other costs	410,736	362,349	13%	798,149	693,495	15%
Net revenue(1)	480,481	423,646	13%	911,691	798,111	14%
Sales and marketing	144,844	122,925	18%	280,482	238,980	17%
Other operating costs	70,112	64,643	8%	141,327	127,057	11%
General and administrative	32,259	30,526	6%	63,216	58,397	8%
Adjusted EBITDA(2)	233,266	205,552	13%	426,666	373,677	14%
Depreciation and amortization	17,992	20,135	(11)%	38,557	40,712	(5)%
Adjusted income from operations	215,274	185,417	16%	388,109	332,965	17%
Interest expense—net	(26,118)	(25,714)	2%	(53,847)	(51,725)	4%
Non-GAAP adjusted income before applicable income taxes	$189,156	$159,703	18%	$334,262	$281,240	19%
Non-GAAP Financial Measures
This schedule presents non-GAAP financial measures, which are important financial performance measures for the Company, but are not financial measures as defined by GAAP.  Such financial measures should not be considered as alternatives to GAAP, and such measures may not be comparable to those reported by other companies.

(1) Net revenue is revenue, less network fees and other costs which primarily consist of pass through expenses incurred by us in connection with providing processing services to our clients, including Visa and MasterCard network association fees, payment network fees, third party processing expenses, telecommunication charges, postage and card production costs.
(2) See schedule 9 for a reconciliation of GAAP net income to adjusted EBITDA.

Schedule 7
Vantiv, Inc.
Reconciliation of GAAP Income Before Applicable Income Taxes to Non-GAAP Adjusted Income Before Applicable Income Taxes
(Unaudited)
(in thousands)

	Three Months Ended June 30, 2016
		Non-GAAP Adjustments
	GAAP	Transition, Acquisition and Integration(2)	Share-Based Compensation	Amortization of Intangible Assets(3)	Non Operating Income (Expense)(4)	Non-GAAP Adjusted Income Before Applicable Income Taxes
Total revenue	$891,217	$—	$—	$—	$—	$891,217
Network fees and other costs	410,736	—	—	—	—	410,736
Net revenue(1)	480,481	—	—	—	—	480,481
Sales and marketing	144,844	—	—	—	—	144,844
Other operating costs	73,599	(3,487)	—	—	—	70,112
General and administrative	49,120	(8,921)	(7,940)	—	—	32,259
Depreciation and amortization	65,234	—	—	(47,242)	—	17,992
Income from operations	147,684	12,408	7,940	47,242	—	215,274
Interest expense—net	(26,118)	—	—	—	—	(26,118)
Non-operating income (expense)	(4,664)	—	—	—	4,664	—
Income before applicable income taxes	$116,902	$12,408	$7,940	$47,242	$4,664	$189,156

	Three Months Ended June 30, 2015
		Non-GAAP Adjustments
	GAAP	Transition, Acquisition and Integration(2)	Share-Based Compensation	Amortization of Intangible Assets(3)	Non Operating Income (Expense)(4)	Non-GAAP Adjusted Income Before Applicable Income Taxes
Total revenue	$785,995	$—	$—	$—	$—	$785,995
Network fees and other costs	362,349	—	—	—	—	362,349
Net revenue(1)	423,646	—	—	—	—	423,646
Sales and marketing	122,925	—	—	—	—	122,925
Other operating costs	76,551	(11,908)	—	—	—	64,643
General and administrative	47,060	(11,437)	(5,097)	—	—	30,526
Depreciation and amortization	67,659	—	—	(47,524)	—	20,135
Income from operations	109,451	23,345	5,097	47,524	—	185,417
Interest expense—net	(25,714)	—	—	—	—	(25,714)
Non-operating income (expense)	(6,725)	—	—	—	6,725	—
Income before applicable income taxes	$77,012	$23,345	$5,097	$47,524	$6,725	$159,703
Non-GAAP Financial Measures
This schedule presents non-GAAP financial measures, which are important financial performance measures for the Company, but are not financial measures as defined by GAAP.  Such financial measures should not be considered as alternatives to GAAP, and such measures may not be comparable to those reported by other companies.

(1) Net revenue is revenue, less network fees and other costs which primarily consist of pass through expenses incurred by us in connection with providing processing services to our clients, including Visa and MasterCard network association fees, payment network fees, third party processing expenses, telecommunication charges, postage and card production costs.
(2) Represents acquisition and integration costs incurred in connection with our acquisitions, charges related to employee termination benefits and other transition activities.
(3) Represents amortization of intangible assets acquired through business combinations and customer portfolio and related asset acquisitions.
(4) Non-operating income (expense) during 2016 and 2015 primarily relates to the change in the fair value of a TRA entered into as part of the acquisition of Mercury.

Schedule 8
Vantiv, Inc.
Reconciliation of GAAP Income Before Applicable Income Taxes to Non-GAAP Adjusted Income Before Applicable Income Taxes
(Unaudited)
(in thousands)

	Six Months Ended June 30, 2016
		Non-GAAP Adjustments
	GAAP	Transition, Acquisition and Integration(2)	Share-Based Compensation	Amortization of Intangible Assets(3)	Non Operating Income (Expense)(4)	Non-GAAP Adjusted Income Before Applicable Income Taxes
Total revenue	$1,709,840	$—	$—	$—	$—	$1,709,840
Network fees and other costs	798,149	—	—	—	—	798,149
Net revenue(1)	911,691	—	—	—	—	911,691
Sales and marketing	280,482	—	—	—	—	280,482
Other operating costs	147,302	(5,975)	—	—	—	141,327
General and administrative	93,104	(13,596)	(16,292)	—	—	63,216
Depreciation and amortization	133,464	—	—	(94,907)	—	38,557
Income from operations	257,339	19,571	16,292	94,907	—	388,109
Interest expense—net	(53,847)	—	—	—	—	(53,847)
Non-operating income (expense)	(10,316)	—	—	—	10,316	—
Income before applicable income taxes	$193,176	$19,571	$16,292	$94,907	$10,316	$334,262

	Six Months Ended June 30, 2015
		Non-GAAP Adjustments
	GAAP	Transition, Acquisition and Integration(2)	Share-Based Compensation	Amortization of Intangible Assets(3)	Non Operating Income (Expense)(4)	Non-GAAP Adjusted Income Before Applicable Income Taxes
Total revenue	$1,491,606	$—	$—	$—	$—	$1,491,606
Network fees and other costs	693,495	—	—	—	—	693,495
Net revenue(1)	798,111	—	—	—	—	798,111
Sales and marketing	238,980	—	—	—	—	238,980
Other operating costs	145,290	(18,233)	—	—	—	127,057
General and administrative	94,903	(19,786)	(16,720)	—	—	58,397
Depreciation and amortization	135,461	—	—	(94,749)	—	40,712
Income from operations	183,477	38,019	16,720	94,749	—	332,965
Interest expense—net	(51,725)	—	—	—	—	(51,725)
Non-operating income (expense)	(15,491)	—	—	—	15,491	—
Income before applicable income taxes	$116,261	$38,019	$16,720	$94,749	$15,491	$281,240

Non-GAAP Financial Measures
This schedule presents non-GAAP financial measures, which are important financial performance measures for the Company, but are not financial measures as defined by GAAP.  Such financial measures should not be considered as alternatives to GAAP, and such measures may not be comparable to those reported by other companies.

(1) Net revenue is revenue, less network fees and other costs which primarily consist of pass through expenses incurred by us in connection with providing processing services to our clients, including Visa and MasterCard network association fees, payment network fees, third party processing expenses, telecommunication charges, postage and card production costs.
(2) Represents acquisition and integration costs incurred in connection with our acquisitions, charges related to employee termination benefits and other transition activities.
(3) Represents amortization of intangible assets acquired through business combinations and customer portfolio and related asset acquisitions.
(4) Non-operating income (expense) during 2016 and 2015 primarily relates to the change in the fair value of a TRA entered into as part of the acquisition of Mercury.

Schedule 9
Vantiv, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(Unaudited)
(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Net income	$78,461	$52,693	49%	$130,909	$79,689	64%
Income tax expense	38,441	24,319	58%	62,267	36,572	70%
Non-operating expenses(1)	4,664	6,725	(31)%	10,316	15,491	(33)%
Interest expense—net	26,118	25,714	2%	53,847	51,725	4%
Share-based compensation	7,940	5,097	56%	16,292	16,720	(3)%
Transition, acquisition and integration costs(2)	12,408	23,345	(47)%	19,571	38,019	(49)%
Depreciation and amortization	65,234	67,659	(4)%	133,464	135,461	(1)%
Adjusted EBITDA	$233,266	$205,552	13%	$426,666	$373,677	14%

Non-GAAP Financial Measures
This schedule presents adjusted EBITDA, which is an important financial performance measure for the Company, but is not a financial measure as defined by GAAP. Such financial measure should not be considered as an alternative to GAAP net income, and such measure may not be comparable to those reported by other companies.

(1) Non-operating expenses for the three and six months ended June 30, 2016 and 2015 primarily relate to the change in fair value of a TRA entered into as part of the acquisition of Mercury.
(2) Represents acquisition and integration costs incurred in connection with our acquisitions, charges related to employee termination benefits and other transition activities.

Schedule 10
Vantiv, Inc.
Outlook Summary
(Unaudited)
(in millions, except share data)

	Third Quarter Financial Outlook			Full Year Financial Outlook
	Three Months Ended September 30,			Year Ended December 31,
	2016 Outlook	2015 Actual	% Change	2016 Outlook	2015 Actual	% Change
GAAP net income per share attributable to Vantiv, Inc.	$0.37 - $0.39	$0.27	37% - 44%	$1.39 - $1.44	$0.95	46% - 52%
Adjustments to reconcile GAAP to non-GAAP pro forma adjusted net income per share(1)	$0.30	$0.32	(6)%	$1.22	$1.29	(5)%
Pro forma adjusted net income per share	$0.67 - $0.69	$0.59	14% - 17%	$2.61 - $2.66	$2.24	17% - 19%

Non-GAAP and Pro Forma Financial Measures
This schedule presents non-GAAP and pro forma financial measures, which are important financial performance measures for the Company, but are not financial measures as defined by GAAP.  Such financial measures should not be considered as alternatives to GAAP, and such measures may not be comparable to those reported by other companies.

(1) Represents adjustments for the following items: (a) acquisition and integration costs incurred in connection with our acquisitions, charges related to employee termination benefits and other transition activities; (b) share-based compensation; (c) amortization of intangible assets acquired in business combinations and customer portfolio and related asset acquisitions; (d) non-operating expense primarily associated with the change in fair value of a TRA entered into as part of the acquisition of Mercury; (e) non-controlling interest; (f) adjustments to income tax expense to reflect an effective rate of 36%, assuming conversion of the Fifth Third Bank non-controlling interests into shares of Class A common stock, including the tax effect of adjustments described above; and (g) tax benefits due to the amortization of intangible assets and other tax attributes resulting from or acquired with our acquisitions, and to the tax basis step up associated with our separation from Fifth Third Bank and the purchase or exchange of Class B units of Vantiv Holding, net of payment obligations under tax receivable agreements.